UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive, Westlake Village, California 91361

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

 On October 14, 2013, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to the Consulting Agreement and Mutual General Release (the “Amendment”), which amends the Consulting Agreement and Mutual General Release (the “Consulting Agreement”) dated as of October 2, 2013, by and between the Company and Mr. Bélanger-Martin. A copy of the Amendment is hereby filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and the description of the Amendment is qualified in its entirety by reference thereto.

Compensation

The Amendment clarifies that if the Company completes a fundraising of at least $25,000,000 in equity capital through the public or private sale of shares of its common stock (“Common Stock”), par value $.0001 per share on or before December 31, 2013 (the “Equity Sale Closing Date”), and if Mr. Bélanger-Martin elects to receive compensation in the form of a combination of cash and shares of the Company’s Common Stock (the “Issued Shares”), such Issued Shares will be issued under the Company’s 2013 Equity Incentive Plan (the “Plan”) and the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) within 5 business days of the issuance thereof, which shall allow for the resale of the Issued Shares by Mr. Bélanger-Martin in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”). Under the Consulting Agreement, the Issued Shares that may be issued by the Company to Mr. Bélanger-Martin are limited to the number of shares of Common Stock determined by dividing (x) $2 million by (y) the volume weighted average closing price per share of Common Stock, as traded on The Nasdaq Stock Market (“Nasdaq”) over the 30 trading days immediately prior to the Equity Sale Closing Date (the “Actual VWAP”). The Amendment clarifies that in the event that the Actual VWAP is less than $8.00 per share, clause (y) above shall be deemed to be $8.00 per share and, in addition, the Company shall pay in cash to Mr. Bélanger-Martin an amount equal to (A) $2 million, less (B) the product of (i) 250,000 and (ii) the Actual VWAP.

2014 Shares

The Amendment further clarifies that notwithstanding the above, if the Equity Sale Closing Date does not occur prior to January 1, 2014, then the Company’s obligation set forth above shall terminate and, on or prior to January 5, 2014, the Company shall promptly issue to Mr. Bélanger-Martin 300,000 shares of Common Stock (the “2014 Shares”) under the Plan and file a registration statement with the SEC with respect to the 2014 Shares within 5 business days of the issuance thereof, which shall allow for the resale of the 2014 Shares by Bélanger-Martin in accordance with the requirements of the Securities Act.

Lock-up of 2014 Shares

The Amendment further provides that Mr. Bélanger-Martin agrees that if so issued, the 2014 Shares shall be subject to a lock-up that prohibits the sale of such shares for a period of 6 months from the date of issuance and Mr. Bélanger-Martin will not sell more than 15,000 of the 2014 Shares per trading day of the Nasdaq following the registration thereof.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to the Consulting Agreement and Mutual General Release, dated October 14, 2013, by and between the Company and Louis Bélanger-Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: October 16, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott Title: VP Legal

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment No. 1 to the Consulting Agreement and Mutual General Release, dated October 14, 2013, by and between the Company and Louis Bélanger-Martin